UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 1, 2021

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts	02110
(Address of principal	(Zip code)
executive offices)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (this "Amendment No. 1") to the Current Report on Form 8-K filed by Ironwood Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission on June 7, 2021 (the "Original Report"). In the Original Report, the Company disclosed that, among other events, Thomas McCourt, who previously served as the Company's President and interim Chief Executive Officer was appointed by the Board of Directors (the "Board") as the Company's Chief Executive Officer. This Amendment No. 1 is being filed to provide a description of the severance agreement entered into between the Company and Mr. McCourt on June 22, 2021, in connection with Mr. McCourt's appointment as Chief Executive Officer. Except as set forth herein, this Amendment No. 1 does not amend, modify or update the disclosure contained in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2021, the Company entered into a second amended and restated executive severance agreement (the “Agreement”) with Mr. McCourt in connection with his appointment as the Company’s Chief Executive Officer. The Agreement replaces Mr. McCourt’s prior amended and restated executive severance agreement that was effective as of December 28, 2018 (the “Prior Agreement”). The material terms of the Agreement are described below.

In the event of a qualifying termination, Mr. McCourt would be entitled to receive the following benefits under the Agreement: (i) a lump-sum payment equal to eighteen (18) months of his base salary for the year of termination (or, if Mr. McCourt’s termination constitutes a Change of Control Termination, as defined below, a lump-sum payment equal to twenty-four (24) months of his base salary); (ii) a lump-sum payment equal to his target cash bonus for the year of termination, pro-rated based on the percentage of the year worked prior to the triggering event; (iii) a lump-sum payment equal to his actual bonus for the prior year if not yet paid as of the termination date; (iv) a lump-sum payment equal to his full target cash bonus for the year of termination, multiplied by 1.5 (or, if Mr. McCourt’s termination constitutes a Change of Control Termination, a lump-sum payment equal to his full target cash bonus for the year of termination, multiplied by 2.0); (v) eighteen (18) months of subsidized COBRA coverage benefits (or, if Mr. McCourt’s termination constitutes a Change of Control Termination, twenty-four (24) months of subsidized COBRA coverage benefits); and (vi) outplacement assistance benefits.

Under the Agreement, Mr. McCourt would also be entitled to receive certain benefits with respect to his outstanding equity awards in the event of a Change of Control Termination or a termination without cause or a constructive termination not qualifying as a Change of Control Termination. These equity-based benefits, which are the same as those provided to him under the Prior Agreement, are described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 22, 2021, in connection with the Company’s 2021 annual meeting of stockholders, such information being incorporated herein by reference.

Under the Agreement, a “Change of Control Termination” consists of an involuntary termination without “cause” or a “constructive termination” (each as defined in the agreement), in either event during the period commencing six (6) months prior to the earlier of (1) the date that the Company first publicly announces it is conducting negotiations leading to a change of control, or (2) the date that the Company enters into a definitive agreement that would result in a change of control, and generally ending on the date that is twenty-four (24) months after the change of control.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the complete terms and conditions of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Executive Severance Agreement, dated June 22, 2021, between Ironwood Pharmaceuticals, Inc. and Thomas McCourt
104	The cover page from this Current Report on Form 8-K, formatted in Inline XRBL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: June 24, 2021	By:	/s/ Brian S. Tessler
		Name:	Brian S. Tessler
		Title:	Secretary & Interim General Counsel